Exhibit 99.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

(212) 474-1270

February 3, 2014

GasLog Partners LP – Registration Statement on Form F-1

Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Dear Mr. Dudek:

GasLog Partners LP (the “Partnership”), a partnership organized under the laws of The Republic of The Marshall Islands and a “foreign private issuer” within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), has today submitted to the U.S. Securities and Exchange Commission (the “SEC”), via EDGAR, a draft Registration Statement on Form F-1 (the “Registration Statement”) for review and comment by the SEC on a confidential nonpublic basis. The draft Registration Statement pertains to an initial public offering of the common units of the Partnership, which the Partnership proposes to register under the Securities Act and to list on the New York Stock Exchange. The financial statements in the draft Registration Statement are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board.

As discussed during our recent telephone call, the Partnership has included in the Registration Statement the following financial statement presentation:

•	audited combined carve-out statements of financial position as of December 31, 2011 and 2012;
•	audited combined carve-out statements of operations for the years ended December 31, 2011 and 2012;
•	audited combined carve-out statements of comprehensive loss for the years ended December 31, 2011 and 2012;
•	audited combined carve-out statements of changes in equity for the years ended December 31, 2011 and 2012;
•	audited combined carve-out statements of cash flow for the years ended December 31, 2011 and 2012;
•	unaudited condensed combined carve-out statements of financial position as of December 31, 2012 and June 30, 2013;
•	unaudited condensed combined carve-out statements of profit or loss for the six months ended June 30, 2012 and 2013;
•	unaudited condensed combined carve-out statements of other comprehensive income for the six months ended June 30, 2012 and 2013;
•	unaudited condensed combined carve-out statements of changes in equity for the six months ended June 30, 2012 and 2013;

•	unaudited condensed combined carve-out statements of cash flow for the six months ended June 30, 2012 and 2013;
•	summary of financial and operating data for 2011 and 2012 and for the first six months of 2012 and 2013.

The financial statements as of and for the years ended December 31, 2011 and 2012 have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., the Partnership’s independent registered public accounting firm.

On behalf of the Partnership, and in connection with the proposed initial public offering of the Partnership, we hereby respectfully request that the SEC waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporate Finance, Financial Reporting Manual, Section 6220.3.

The Partnership is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the SEC will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance (the “Staff”) at Section III.B.c, in which the Staff note that:

“the instruction indicates that the staff will waive the 12−month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15−month rule. The only times that we anticipate audited financial statements will be filed under the 12−month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

In connection with this waiver request, the Partnership has advised us that it represents and certifies that:

•	The Partnership is not currently a public reporting company in any jurisdiction.
•	The Partnership is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.
•	Compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Partnership.
•	The Partnership does not anticipate that its audited financial statements as of and for the year ended December 31, 2013 will be available until late February 2014.
•	In no event will the Partnership seek effectiveness of its Registration Statement on Form F−1 if its audited financial statements are older than 15 months at the time of the offering.

We anticipate that prior to the offering, the financial statement presentation in the Registration Statement will be updated to include audited combined carve-out financial statements as of and for the year ended December 31, 2013.

2

Depending on the timing of the offering, the financial statement presentation may be further updated to include unaudited condensed combined carve-out financial statements as of and for the three months ended March 31, 2013. The Partnership currently anticipates that it will request the SEC to declare effective the Registration Statement in late March or mid April of 2014.

In addition to submitting the draft Registration Statement via EDGAR, we are sending via courier four copies of draft Registration Statement for your convenience along with four copies of this letter. The submission of the draft Registration Statement via EDGAR and delivery of hard copies do not constitute a formal, public filing with the SEC, but rather a confidential submission for review in order to obtain the SEC Staff’s preliminary observations on the draft Registration Statement. Pursuant to Section 6(e) of the Securities Act, the Partnership intends to publicly file this draft Registration Statement and all amendments not later than 21 days before the Partnership conducts a road show.

If you have any questions regarding the enclosed documents or if we can be of any help in expediting the Staff’s review, please contact me in New York at (212) 474-1270, fax (212) 474-3700 (email: wrogers@cravath.com), or D. Scott Bennett in New York at (212) 474-1132, fax (212) 474-3700 (email: sbennett@cravath.com). Please direct accounting questions to Simon Crowe, Chief Financial Officer of the Partnership, in Monaco at +377 97 97 51 19.

On behalf of the Partnership, please allow us to express our appreciation of your attention to this matter and your willingness to provide a confidential pre-filing review of the Registration Statement.

* * *

The Partnership is submitting this letter as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

/s/ William P. Rogers, Jr.

William P. Rogers, Jr.

Mr. Paul Dudek

Chief, Office of International Corporate Finance

United States Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-0001

U.S.A.

VIA OVERNIGHT DELIVERY

Copy by e-mail without attachments to:

Mr. Paul Wogan

Chief Executive Officer

GasLog Partners LP

pwogan@gaslogltd.com

Mr. Simon Crowe

Chief Financial Officer

GasLog Partners LP

scrowe@gaslogltd.com

Mr. Dina Karsas

Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

dkarsas@deloitte.gr